                                                                      Exhibit 11
                          MERIDIAN NATIONAL CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE


                                                                            Year ended February 28 or 29
                                                              --------------------------------------------------------
                                                                    1997                1996                1995
                                                                    ----                ----                ----
                         PRIMARY EARNINGS PER SHARE

COMPUTATION FOR STATEMENTS OF OPERATIONS

EARNINGS
  Earnings (loss) from continuing operations
    before extraordinary gain                                     ($619,465)        ($1,728,196)        ($1,563,880)
  Deduct dividends on preferred stock                               136,359             129,762             136,378
                                                              --------------------------------------------------------
  Earnings (loss) applicable to common stock from continuing       (755,824)         (1,857,958)         (1,700,258)
    operations before extraordinary gain
  Discontinued operations                                           294,578             229,382             211,238
  Extraordinary gain, net                                           329,279             149,206             226,276
                                                              --------------------------------------------------------

  Earnings (loss) applicable to common stock                      ($131,967)        ($1,479,370)        ($1,262,744)
                                                              --------------------------------------------------------
                                                              --------------------------------------------------------

SHARES
  Weighted average common shares outstanding                      3,241,349           2,638,126           2,423,864
  Dilutive common stock equivalents                                      --                  --              --
                                                              --------------------------------------------------------

  Weighted average common shares and dilutive
    common stock equivalents outstanding                          3,241,349           2,638,126           2,423,864
                                                              --------------------------------------------------------
                                                              --------------------------------------------------------

Earnings (loss) per common share:
  Income (loss) before extraordinary gain:
    Continuing operations                                            ($0.23)             ($0.71)             ($0.70)
    Discontinued operations                                            0.09                0.09                0.09
  Extraordinary gain, net                                              0.10                0.06                0.09
                                                              --------------------------------------------------------

Primary earnings (loss) per common share                             ($0.04)             ($0.56)             ($0.52)
                                                              --------------------------------------------------------
                                                              --------------------------------------------------------


    ADDITIONAL PRIMARY COMPUTATION
    Earnings (loss) as computed above:
      Earnings (loss) applicable to common stock from continuing
        operations before extraordinary gain                                                            ($1,700,258)
      Discontinued operations                                                                               211,238
      Extraordinary gain, net                                                                               226,276

      Earnings (loss) applicable to common stock                                                        ($1,262,744)
                                                                                                      ----------------


    Additional adjustment to weighted average
      common shares outstanding:
        Weighted average common shares and dilutive
          common stock equivalents outstanding, as
          calculated above                                                                                2,423,864

        Add anti-dilutive common stock equivalents
        outstanding (treasury stock method)                                                                 125,839
                                                                                                      ----------------

        Weighted average common shares and common
          stock equivalents outstanding, as adjusted                                                      2,549,703
                                                                                                      ----------------
                                                                                                      ----------------


      Earnings (loss) per common share, as adjusted (a):
        Income (loss) before extraordinary gain:
          Continuing operations                                                                              ($0.67)
          Discontinued operations                                                                             $0.08
        Extraordinary gain, net                                                                                0.09
                                                                                                      ----------------

      Primary earnings (loss) per common share                                                               ($0.50)
                                                                                                      ----------------
                                                                                                      ----------------

                          MERIDIAN NATIONAL CORPORATION
                  COMPUTATION OF EARNINGS PER SHARE (CONTINUED)



                                                                            Year ended February 28 or 29
                                                              --------------------------------------------------------
                                                                    1997                1996                1995
                                                                    ----                ----                ----

                      FULLY DILUTED EARNINGS PER SHARE

COMPUTATION FOR STATEMENTS OF OPERATIONS

EARNINGS
Earnings (loss) from continuing operations before
  extraordinary gain                                              ($619,465)        ($1,728,196)        ($1,563,880)
  Deduct dividends on preferred stock                               136,359             129,762             136,378
                                                               --------------------------------------------------------

  Earnings (loss) applicable to common stock from continuing       (755,824)         (1,857,958)         (1,700,258)
    operations before extraordinary gain

  Discontinued operations                                           294,578             229,382             211,238
  Extraordinary gain, net                                           329,279             149,206             226,276
                                                               --------------------------------------------------------

  Earnings (loss) applicable to common stock                      ($131,967)        ($1,479,370)        ($1,262,744)
                                                               --------------------------------------------------------
SHARES
  Weighted average common shares outstanding                      3,241,349           2,638,126           2,423,864
  Dilutive common stock equivalents                                      --                  --              --
                                                               --------------------------------------------------------

  Weighted average common shares and dilutive
    common stock equivalents outstanding                          3,241,349           2,638,126           2,423,864
                                                               --------------------------------------------------------

Earnings (loss) per common share:
  Income (loss) before extraordinary gain:
    Continuing operations                                            ($0.23)             ($0.71)             ($0.70)
    Discontinued operations                                            0.09                0.09                0.09
  Extraordinary gain, net                                              0.10                0.06                0.09
                                                               --------------------------------------------------------

Fully diluted earnings (loss) per common share                       ($0.04)             ($0.56)             ($0.52)
                                                               --------------------------------------------------------
                                                               --------------------------------------------------------


  ADDITIONAL FULLY DILUTED COMPUTATION
  Earnings
    Earnings (loss) from continuing operations before
      extraordinary gain                                          ($619,465)        ($1,728,196)        ($1,563,880)
      Add interest on convertible note payable, net
        of tax effect                                                38,000              54,000              42,000
                                                               --------------------------------------------------------
    Earnings (loss) from continuing operations
      operations before extraordinary gain, as adjusted            (581,465)         (1,674,196)         (1,521,880)

    Deduct dividends on Series A preferred stock                     36,000              36,000              25,202
                                                               --------------------------------------------------------

    Earnings (loss) applicable to common stock from
      continuing before extraordinary gain                         (617,465)         (1,710,196)         (1,547,082)
    Discontinued operations                                         294,578             229,382             211,238
    Extraordinary gain, net                                         329,279             149,206             226,276
                                                               --------------------------------------------------------

    Earnings (loss) applicable to common stock                       $6,392         ($1,331,608)        ($1,109,568)
                                                               --------------------------------------------------------


  Additional adjustment to weighted average
    common shares outstanding:
      Weighted average common shares and dilutive
        common stock equivalents outstanding, as
        calculated above                                          3,241,349           2,638,126           2,423,864

      Add anti-dilutive common stock equivalents
        outstanding (treasury stock method)                              --                  --             125,839
      Add shares issued assuming conversion of Series B
        preferred stock                                              51,688              51,688              51,688
      Add shares issued assuming conversion of
        convertible note payable                                     17,643              38,258              38,258
                                                               --------------------------------------------------------

      Weighted average common shares and common
        stock equivalents outstanding, as adjusted                3,310,680           2,728,072           2,639,649
                                                               --------------------------------------------------------


  Earnings (loss) per common share, as adjusted (a):
    Income (loss) before extraordinary gain:
      Continuing operations                                          ($0.19)             ($0.62)             ($0.59)
      Discontinued operations                                          0.09                0.08                0.08
                                                               --------------------------------------------------------
    Extraordinary gain, net                                            0.10                0.05                0.09
                                                               --------------------------------------------------------
  FULLY DILUTED EARNINGS (LOSS) PER COMMON SHARE                      $0.00              ($0.49)             ($0.42)
                                                               --------------------------------------------------------
                                                               --------------------------------------------------------

                          MERIDIAN NATIONAL CORPORATION
                  COMPUTATION OF EARNINGS PER SHARE (CONTINUED)



      (a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.